Schedule A

As of April 29, 2016*

Oppenheimer Variable Account Funds

Oppenheimer Conservative Balanced Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Capital Appreciation Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Core Bond Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Global Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Global Multi-Alternatives Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Global Strategic Income Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Government Money Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Main Street Fund®/VA

Classes of Shares

______________________

* Amended April 29, 2016 to reflect the name change of Oppenheimer Money Fund/VA to Oppenheimer Government Money Fund/VA.

Non-Service Shares

Service Shares

Oppenheimer Main Street Small Cap Fund®/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Discovery Mid Cap Growth Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Equity Income Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer International Growth Fund/VA

Classes of Shares

Non-Service Shares

Service Shares